

1Q12 Supplemental Information

HEALTHCARE REIT™

1Q12 Supplemental Information

HEALTHCARE REIT

Table of Contents

Portfolio Composition

(dollars in thousands, except per bed / unit / square foot)

Overview by Investment Type	Age	Properties	Investment Balance	% of Total	Committed Balance	Beds / Units / Square Feet	Per Bed / Unit / Square Foot
Seniors housing triple-net	11	286	$ 4,142,467	27.7%	$ 4,227,080	25,896	$ 163,233
Skilled nursing/post-acute	24	307	3,515,157	23.5%	3,560,134	39,803	89,444
Seniors housing operating	12	118	2,962,709	19.8%	2,962,709	13,193	224,567
Hospital	13	37	921,629	6.2%	921,629	2,209	417,215
Medical office	11	201	3,064,541	20.5%	3,175,716	12,100,555	262
Life science	13	7	336,239	2.3%	336,239	1,188,132	N/A
Total	**14**	**956**	**$ 14,942,742**	**100.0%**	**$ 15,183,507**		

Portfolio NOI	Current Quarter Total Revenues	Current Quarter Operating Expenses	Current Quarter Net Operating Income	Annualized NOI[1]
Seniors housing triple-net	$ 90,417	$ -	$ 90,417	$ 361,668
Skilled nursing/post-acute	94,945	-	94,945	379,780
Seniors housing operating	158,174	107,243	50,931	203,724
Hospital	22,659	387	22,272	89,088
Medical office	76,034	22,370	53,664	214,656
Life science	11,023	3,598	7,425	29,700
Corporate	235	-	235	940
Total	**$ 453,487**	**$ 133,598**	**$ 319,889**	**$ 1,279,556**

Portfolio Performance

Stable Portfolio[2]	Occupancy	EBITDAR Coverage[3]	EBITDARM Coverage[3]	Facility Revenue Mix: Private Pay	Facility Revenue Mix: Medicaid	Facility Revenue Mix: Medicare
Seniors housing triple-net[4]	89.1%	1.16x	1.35x	87.0%	9.3%	3.7%
Skilled nursing / post-acute	87.9%	1.57x	2.04x	21.4%	49.9%	28.7%
Seniors housing operating	90.2%	n/a	n/a	99.3%	0.0%	0.7%
Hospital	60.9%	2.10x	2.45x	34.6%	5.8%	59.6%
Medical office	93.1%	n/a	n/a	100.0%	0.0%	0.0%
Life science	100.0%	n/a	n/a	100.0%	0.0%	0.0%
Total		**1.46x**	**1.81x**	**72.6%**	**15.7%**	**11.7%**

Notes:

(1) Annualized NOI calculated as current quarter NOI multiplied by 4.

(2) Data as of March 31, 2012 for seniors housing operating, medical office and life science and December 31, 2011 for remaining asset types.

(3) Represents trailing twelve month coverage metrics.

(4) Excludes entrance fee portfolio.

Portfolio Concentration

(dollars in thousands)

Balances By State	Seniors Housing Triple-net	Skilled Nursing / Post-Acute	Seniors Housing Operating	Hospital	Medical Office & Life Science[1]	Total Properties	Investment Balance	% of Total
California	$ 43,999	$ -	$ 855,229	$ 313,868	$ 203,460	55	$ 1,416,556	9.5%
New Jersey	696,839	466,267	-	34,897	212,698	61	1,410,701	9.4%
Texas	225,127	164,016	170,431	201,178	578,753	94	1,339,505	9.0%
Massachusetts	101,228	363,303	326,493	11,438	336,239	57	1,138,701	7.6%
Florida	312,553	203,814	6,607	22,207	460,760	92	1,005,941	6.7%
Pennsylvania	271,708	546,693	-	17,734	-	47	836,135	5.6%
Washington	107,355	-	554,948	-	118,306	29	780,609	5.2%
Connecticut	127,353	100,100	354,937	-	-	37	582,390	3.9%
Ohio	197,113	173,006	87,258	31,911	24,441	39	513,729	3.4%
Wisconsin	187,839	-	-	22,113	289,112	33	499,064	3.3%
Remaining	1,871,353	1,497,958	606,806	266,283	1,177,011	412	5,419,411	36.4%
Total	**$ 4,142,467**	**$ 3,515,157**	**$ 2,962,709**	**$ 921,629**	**$ 3,400,780**	**956**	**$ 14,942,742**	**100.0%**

NOI By State	Seniors Housing Triple-net	Skilled Nursing / Post - Acute	Seniors Housing Operating	Hospital	Medical Office & Life Science[1]	Total Properties	Total NOI[2]	% of Total
California	$ 1,318	$ -	$ 14,930	$ 8,575	$ 4,117	55	$ 28,940	9.1%
New Jersey	12,606	10,642	-	974	3,101	61	27,323	8.6%
Texas	5,786	4,981	2,967	3,584	8,270	94	25,588	8.0%
Massachusetts	2,920	10,073	6,386	-	7,425	57	26,804	8.4%
Florida	6,113	7,105	237	526	8,241	92	22,222	7.0%
Pennsylvania	4,988	13,679	-	837	101	47	19,605	6.2%
Connecticut	3,349	2,446	7,383	-	-	37	13,178	4.1%
Washington	2,720	-	7,993	-	1,757	29	12,470	3.9%
Ohio	3,243	5,448	1,576	876	352	39	11,495	3.6%
Wisconsin	3,976	-	-	683	6,767	33	11,426	3.6%
Remaining	42,934	40,188	9,459	6,203	20,368	412	119,152	37.5%
Total	**$ 89,953**	**$ 94,562**	**$ 50,931**	**$ 22,258**	**$ 60,499**	**956**	**$ 318,203**	**100.0%**

Notes:

(1) Includes unconsolidated entities. Balance and NOI for Massachusetts represent our Life Science portfolio only.

(2) Represents NOI including discontinued operations for the three months ended March 31, 2012, excluding other income totaling $1,686,000.

Top Ten Customer Descriptions

Genesis HealthCare, LLC, located in Kennett Square, PA, is a privately held company that operates 231 eldercare facilities, consisting of 206 skilled nursing facilities and 25 assisted living facilities, with approximately 28,300 beds across 13 New England and Middle Atlantic states. Genesis also provides third-party rehabilitation services to nearly 900 healthcare providers. As of March 31, 2012, the HCN portfolio consisted of 150 facilities in 11 states with an investment balance of $2.5 billion.

Merrill Gardens, LLC, located in Seattle, WA, is a privately held company that operates and/or manages 56 independent and assisted living facilities with over 6,000 units in nine states. As of March 31, 2012, the HCN portfolio consisted of 48 facilities in eight states with an investment balance of $1.1 billion.

Benchmark Senior Living, located in Wellesley, MA, is a privately held company that operates 46 facilities with approximately 4,000 residents across the Northeast. The company currently operates independent living, assisted living, and dementia care facilities that focus on low to moderate acuity. As of March 31, 2012, the HCN portfolio consisted of 35 facilities in six states with an investment balance of $869.8 million.

Brandywine Senior Living, LLC, located in Mount Laurel, NJ, is a privately held company that operates 25 seniors housing facilities with over 2,400 units in five states. As of March 31, 2012, the HCN portfolio consisted of 25 facilities in five states with an investment balance of $724.3 million.

Senior Living Communities, LLC, located in Charlotte, NC, is a privately held company that operates premier continuing care retirement communities (CCRCs) throughout the southeastern United States. The company operates 12 facilities in five states. As of March 31, 2012, the HCN portfolio consisted of 12 facilities in five states with an investment balance of $602.5 million.

Senior Star Living, located in Tulsa, OK, is a private operator of CCRCs and independent living, assisted living and dementia care facilities that operates 12 facilities in six states. As of March 31, 2012, the HCN portfolio consisted of 10 facilities in six states with an investment balance of $455.3 million.

Belmont Village, LP, located in Houston, TX, is a private operator of independent living, assisted living and dementia facilities that operates 22 facilities in seven states. As of March 31, 2012, the HCN portfolio consisted of 8 facilities in four states with an investment balance of $388.0 million.

Brookdale Senior Living, Inc. (NYSE:BKD), located in Chicago, IL, is a publicly traded company that provides independent living and assisted living services. The company operates 647 facilities in 33 states with the ability to serve approximately 67,000 residents. As of March 31, 2012, the HCN portfolio consisted of 74 facilities in 16 states with an investment balance of $316.0 million.

Chelsea Senior Living, located in Fanwood, NJ, is a privately held company that operates 15 seniors housing facilities throughout New Jersey, New York, and Pennsylvania. As of March 31, 2012, the HCN portfolio consisted of ten facilities in two states with an investment balance of $303.3 million.

Capital Senior Living Corp., (NYSE:CSU) located in Dallas, TX, is a publicly traded company that owns, operates, develops and manages seniors living communities throughout the United States. The company operates 85 seniors living communities in 23 states with an aggregate capacity of approximately 12,000 residents. As of March 31, 2012, the HCN portfolio consisted of 24 facilities in seven states with an investment balance of $291.0 million.

By Relationship

(dollars in thousands)

	Total Properties		Investment Balance[1]	% of Balances
Genesis HealthCare, LLC	150	$	2,465,168	16.4%
Merrill Gardens, LLC	48		1,118,999	7.5%
Benchmark Senior Living	35		869,806	5.8%
Brandywine Senior Living, LLC	25		724,308	4.8%
Senior Living Communities, LLC	12		602,453	4.0%
Senior Star Living	10		455,335	3.0%
Belmont Village, LP	8		388,004	2.6%
Brookdale Senior Living, Inc.	74		315,992	2.1%
Chelsea Senior Living	10		303,257	2.0%
Capital Senior Living Corporation	24		291,004	1.9%
Remaining	560		7,418,416	49.9%
Total	**956**	**$**	**14,942,742**	**100.0%**

Entrance Fee Portfolio

	Properties	Average Age		Investment Balance	Entrance Fee Units	Entrance Fee Occupancy	Rental Units	Rental Occupancy
Entrance Fee Properties	13	7	$	656,468	1,416	59%	1,171	85%

Same Store Cash NOI Growth

	Properties[2]		1Q11 Same Store Cash NOI		1Q12 Same Store Cash NOI	% Change
Seniors housing triple-net[3]	210	$	59,821	$	61,830	3.4%
Skilled nursing/post-acute[3]	138		28,998		29,775	2.7%
Seniors housing operating[4]	110		43,700		48,203	10.3%
Hospitals[3]	24		13,061		13,428	2.8%
Medical office[5]	137		34,991		35,061	0.2%
Life Science[1,6]	7		6,430		6,554	1.9%
Total	**626**	**$**	**187,001**	**$**	**194,851**	**4.2%**

Notes:

(1) Includes unconsolidated joint ventures.

(2) Represents those properties in the portfolio (both stable and unstable) for the 15 months preceding the end of the portfolio performance period.

(3) Represents rent/interest cash receipts excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).

(4) See page 7.

(5) See page 8.

(6) See page 10.

Portfolio Performance - Same Store Triple-Net [1]

Trailing Twelve EBITDARM Coverage

Seniors Housing Triple-Net (136 properties)


1.70
1.60
1.50
1.40
1.30
1.49x
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11

Skilled Nursing/Post-Acute (160 properties)


2.50
2.30
2.10
1.90
1.70
2.37x
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11

Hospitals (13 properties)


3.10
2.60
2.10
1.60
1.10
2.30x
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11

Basis Points	YoY 4Q11/4Q10	QoQ 4Q11/3Q11
Seniors Housing Triple-Net	-6	-3
Skilled Nursing/Post-Acute	2	-12
Hospitals	-50	-5

Notes:

(1) Represents those properties in the stable portfolio for the 24 months preceding the end of the portfolio performance reporting period.

Portfolio Composition - Seniors Housing Operating

(dollars in thousands; dollar amounts represent 100% of partnerships)

Total Performance	1Q11	2Q11	3Q11	4Q11	1Q12
Properties	99	99	99	112	118
Average age (years)	12	13	13	12	12
Beds/Units	10,538	10,536	10,537	12,420	13,193
Investment balance	$ 2,240,442	$ 2,207,194	$ 2,173,410	$ 2,792,088	$ 2,962,709
Total occupancy	84.2%	86.3%	86.6%	87.3%	87.3%
Total revenues	$ 71,286	$ 123,149	$ 125,125	$ 136,525	$ 158,174
Operating expenses	$ 49,272	$ 84,334	$ 86,218	$ 94,318	$ 107,243
NOI	$ 22,014	$ 38,815	$ 38,907	$ 42,207	$ 50,931
Total cap-ex/TI/LC	$ 2,903	$ 4,066	$ 4,319	$ 4,070	$ 5,056

Same Store Cash NOI Performance(1)	1Q11	1Q12
Properties	110	110
Total revenues	$ 142,398	$ 151,560
Operating expenses	$ 98,698	$ 103,357
NOI	$ 43,700	$ 48,203

Secured Debt(2)	Amount	Blended Interest Rate	Weighted Average Maturity
Principal balance	$ 1,410,175	5.1%	8.0

By State	Properties	Beds/Units	% of Total
California	34	4,141	31.4%
Washington	18	2,214	16.8%
Connecticut	14	1,380	10.5%
Massachusetts	13	1,054	8.0%
Texas	9	737	5.6%
Other	30	3,667	27.7%
Total	**118**	**13,193**	**100.0%**

Operator Concentration	Investment Balance	Properties	Beds / Units	HCN Ownership %
Merrill Gardens, LLC	$ 1,118,999	48	5,820	80.0%
Benchmark Senior Living	866,996	34	3,005	95.0%
Belmont Village, LP	388,004	8	1,079	95.0%
Senior Star Living	327,015	9	1,687	90.0%
Silverado Senior Living, Inc.	261,695	19	1,602	95.0%
Total	**$ 2,962,709**	**118**	**13,193**	**88.8%**

Notes:

(1) Represents those properties in operation for 15 months preceding the end of the portfolio performance period. Amounts for 1Q11 include the performance of some properties that were not owned or operated by HCN.

(2) Non-recourse debt to HCN, secured by the joint ventures' assets.

Portfolio Composition - Medical Office Buildings

(dollars in thousands, except per bed / unit / square foot)

	Properties	Square Feet	Investment Balance	Total Revenues	Operating Expenses	NOI	Age	Occupancy
Health system-affiliated	148	9,864,429	$ 2,608,141	$ 65,960	$ 19,043	$ 46,917	10	93.6%
Unaffiliated	36	1,241,468	324,000	8,291	2,810	5,481	16	88.3%
Subtotal	**184**	**11,105,897**	**2,932,141**	**74,251**	**21,853**	**52,398**	**11**	**93.1%**
Equity investment[1]	6	405,414	45,446	1,113	305	808		
Discontinued operations	-	-	-	248	212	36		
Development	5	516,840	48,115	-	-	-		
Loans	1	72,404	6,182	422	-	422		
Land	5	-	32,657	-	-	-		
Total	**201**	**12,100,555**	**$ 3,064,541**	**$ 76,034**	**$ 22,370**	**$ 53,664**		

Portfolio Performance - Medical Office Buildings[2]

Total Performance	1Q11	2Q11	3Q11	4Q11	1Q12
Properties	141	147	159	171	184
Square feet	7,893,777	8,247,296	8,876,920	9,807,327	11,105,897
Investment balance	$ 2,057,254	$ 2,105,026	$ 2,255,360	$ 2,509,720	$ 2,932,141
Occupancy	92.9%	93.4%	93.3%	93.4%	93.1%
Total revenue	$ 53,162	$ 55,611	$ 60,946	$ 63,493	$ 74,251
Operating expenses	$ 14,233	$ 15,423	$ 17,104	$ 18,324	$ 21,853
NOI from continuing operations	$ 38,928	$ 40,188	$ 43,841	$ 45,170	$ 52,398
Total cap-ex/TI/LC	$ 5,054	$ 4,858	$ 5,673	$ 5,080	$ 3,529
Expired (square feet)[3]	539,001	581,102	720,182	702,421	784,487
Retained (square feet)[3]	420,096	483,197	590,325	557,237	647,186
Retention rate[3]	77.9%	83.2%	82.0%	79.3%	82.5%

Same Store Cash Performance	1Q11	2Q11	3Q11	4Q11	1Q12
Properties	137	137	137	137	137
Square feet	7,514,116	7,514,116	7,514,116	7,514,116	7,514,116
Investment balance	$ 1,946,404	$ 1,927,936	$ 1,922,846	$ 1,897,923	$ 1,883,387
Occupancy	93.2%	93.6%	93.4%	93.5%	92.9%
Cash revenue	$ 48,468	$ 48,178	$ 49,456	$ 48,332	$ 48,179
Operating expenses	$ 13,477	$ 13,753	$ 14,312	$ 13,361	$ 13,118
Cash NOI	$ 34,991	$ 34,425	$ 35,144	$ 34,971	$ 35,061

Remaining Lease Expirations	2012	2013	2014	2015	2016
Square feet	443,011	571,804	621,895	589,255	935,723
% of total portfolio	4.0%	5.1%	5.6%	5.3%	8.4%

Notes:

(1) Amounts reflected at HCN's ownership interest in unconsolidated joint venture properties.

(2) Results and forecasts include month-to-month and holdover leases and exclude mortgages, land, equity investments and discontinued operations.

(3) Amounts represent trailing twelve months from the indicated quarter end.

Portfolio Concentration - Medical Office Buildings

(dollars in thousands)

By Tenant[1]	Square Feet	% of Total
Aurora Health Care	1,441,588	13.0%
Virtua Health	384,498	3.5%
Melbourne Internal Medicine Associates	363,839	3.3%
Tenet	243,063	2.2%
Florida Medical Clinic	195,148	1.8%
Swedish Health Services	181,814	1.6%
Remaining Portfolio	8,295,947	74.6%
Total	**11,105,897**	**100.0%**

Notes:

(1) Excludes equity investments, development and loan properties.

By State	Properties	Square Feet	% of Total	Committed Balance	Committed Balance per Square Foot
Texas	31	1,953,237	16.1%	$ 588,003	$ 301
Florida	37	1,568,630	13.0%	460,760	294
Wisconsin	18	1,441,588	11.9%	289,112	201
New Jersey	7	880,311	7.3%	250,474	285
California	10	687,130	5.7%	203,460	296
Washington	5	451,677	3.7%	170,368	377
Georgia	11	703,489	5.8%	142,073	202
Missouri	5	397,700	3.3%	130,338	328
Nevada	9	324,992	2.7%	102,587	316
Tennessee	8	408,107	3.4%	98,827	242
Remaining Portfolio	60	3,283,694	27.1%	739,715	225
Total	**201**	**12,100,555**	**100.0%**	**3,175,716**	**262**

Portfolio Composition - Life Science Buildings

(dollars in thousands; dollar amounts represent HCN's 49% ownership interest)

Total Life Science Performance		1Q11		2Q11		3Q11		4Q11		1Q12
Properties		7		7		7		7		7
Average age (years)		12		13		13		13		13
Square feet		1,188,132		1,188,132		1,188,132		1,188,132		1,188,132
Investment balance	$	344,413	$	342,725	$	340,235	$	337,800	$	336,239
Occupancy		100.0%		100.0%		100.0%		100.0%		100.0%
Total revenues	$	11,270	$	10,584	$	10,814	$	10,761	$	11,023
Operating expenses	$	3,601	$	3,212	$	3,199	$	3,139	$	3,598
NOI[1]	$	7,669	$	7,372	$	7,615	$	7,622	$	7,425
Total cap-ex/TI/LC	$	-	$	-	$	-	$	6	$	918

Same Store Cash NOI Performance		1Q11		1Q12
Properties		7		7
Total revenues	$	10,015	$	10,136
Operating expenses	$	3,585	$	3,582
NOI	$	6,430	$	6,554

Secured Debt[2]		Amount	Blended Interest Rate	Weighted Average Maturity
Principal balance	$	161,706	6.3%	2.7

By Tenant	Square Feet	% of Total
Millennium (Takeda)	628,934	52.9%
Alkermes	210,248	17.7%
Brigham & Women's Hospital	125,096	10.5%
Ariad Pharmaceuticals	100,361	8.4%
Novartis	70,475	5.9%
Genzyme	52,518	4.4%
Other Tenants	500	0.2%
Total[3]	**1,188,132**	**100.0%**

Notes:

(1) NOI includes amortization of below market rents and straight-line rent of $963,000 and non-cash expense of $16,000 for the three months ended March 31, 2012.

(2) Non-recourse debt to HCN, secured by the joint venture's assets.

(3) Excludes two parking garages consisting of 1,709 spaces included in the Forest City Enterprises joint venture.

Development Activity

(dollars in thousands)

	Projects	Beds / Units / Square Feet		CIP Balance at 12/31/11		2012 YTD Funding		2012 YTD Conversions		CIP Balance at 3/31/12
Development Properties										
Seniors housing triple-net	9	834	$	60,084	$	24,851	$	(23,859)	$	61,076
Skilled nursing/post-acute	6	622		24,017		11,700		-		35,717
Medical office	6	809,200		101,235		40,557		(93,676)		48,116
Sub-total	**21**		**$**	**185,336**	**$**	**77,108**	**$**	**(117,535)**	**$**	**144,909**
Expansion Projects										
Seniors housing triple-net	8	77	$	4,166	$	1,915	$	(240)	$	5,841
Total	**29**		**$**	**189,502**	**$**	**79,023**	**$**	**(117,775)**	**$**	**150,750**

Development Funding Projections[1]

				Projected Future Funding							
Development Properties	Projects	Beds / Units / Square Feet	Projected Yields[2]		2012 Funding		2013 Funding		Unfunded Commitments		Committed Balances
Seniors housing triple-net	8	707	8.4%	$	64,384	$	4,169	$	68,553	$	129,630
Skilled nursing/post-acute	6	622	9.2%		41,077		3,900		44,977		80,695
Medical office	5	516,840	8.4%		95,201		15,975		111,176		159,290
Total	**19**		**8.6%**	**$**	**200,662**	**$**	**24,044**	**$**	**224,706**	**$**	**369,615**

Development Project Conversion Estimates[1]

Quarterly Conversions		Amount	Projected Yields[2]
1Q12 actual	$	117,535	8.4%
2Q12 estimate		33,120	8.3%
3Q12 estimate		37,957	8.5%
4Q12 estimate		113,775	8.8%
1Q13 estimate		156,263	8.6%
2Q13 estimate		28,500	8.0%
Total	**$**	**487,150**	**8.5%**

Annual Conversions		Amount	Projected Yields[2]
2012 estimate	$	302,387	8.5%
2013 estimate		184,763	8.5%
2014 estimate		-	0.0%
2015 estimate		-	0.0%
2016+ estimate		-	0.0%
Total	**$**	**487,150**	**8.5%**

Notes:
(1) Excludes expansion projects.
(2) Actual yields may be higher if the underlying market rates increase. MOBs represent stabilized yields.

Development Projects Summary[1]

(dollars in thousands)

Seniors Housing Triple-Net

		Unit Mix						
Facility	Total	Ind. Living	Assist. Living	Dem. Care	Skilled Nursing	Commitment Amount	Balance at 3/31/12	Estimated Conversion
Voorhees, NJ	102	-	75	27	-	$ 28,500	$ 6,406	2Q13
Wichita, KS	155	-	57	18	80	21,050	16,950	2Q12
Highland Park, IL	64	-	20	44	-	19,000	7,694	1Q13
Webster Groves, MO	80	-	62	18	-	17,627	11,411	3Q12
Lexington, KY	117	-	34	29	54	14,123	5,838	4Q12
Tulsa, OK	75	-	57	18	-	11,600	5,558	4Q12
Flower Mound, TX	74	-	51	23	-	10,330	2,303	1Q13
Lakewood Ranch, FL	40	-	-	40	-	7,400	4,916	3Q12
Subtotal	707	-	356	217	134	$ 129,630	$ 61,076	

Skilled Nursing/Post-Acute

		Unit Mix						
Facility	Total	Ind. Living	Assist. Living	Dem. Care	Skilled Nursing	Commitment Amount	Balance at 3/31/12	Estimated Conversion
Voorhees, NJ	124	-	-	-	124	$ 29,100	$ 15,085	1Q13
Monclova, OH	133	-	12	21	100	14,300	3,485	1Q13
Nashville, TN	119	-	-	-	119	13,400	6,808	1Q13
Grand Blanc, MI	84	-	22	11	51	8,700	2,938	1Q13
Lapeer, MI	94	-	22	12	60	7,945	3,230	4Q12
Willard, OH	68	-	17	-	51	7,250	4,171	3Q12
Subtotal	622	-	73	44	505	$ 80,695	$ 35,717	

Medical Office Buildings

Facility	Rentable Square Feet	Preleased%	Health System Affiliation	Commitment Amount	Balance at 3/31/12	Estimated Conversion
Tacoma, WA	120,833	100%	Yes	$ 61,433	$ 9,371	1Q13
Moorestown, NJ	180,966	93%	Yes	54,300	16,549	4Q12
Mount Vernon, IL	130,647	91%	Yes	25,807	13,695	4Q12
Temple, TX	70,994	100%	Yes	12,070	5,803	2Q12
Harker Heights, TX	13,400	100%	Yes	5,680	2,698	3Q12
Subtotal	516,840	96%		$ 159,290	$ 48,116	

Total Development Projects	$ 369,615	$ 144,909

Notes:
(1) Excludes expansion projects.

Unstabilized Properties

(dollars in thousands)

	12/31/11 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions/ Reclassifications	3/31/12 Properties
Seniors housing triple-net	30	(3)	1	-	28
Hospital	2	-	-	-	2
Total	32	(3)	1	-	30

	3/31/12 Properties	Beds / Units	Investment Balance	% of Total Investment
Seniors housing triple-net	28	4,279	$ 932,426	6.2%
Hospital	2	152	236,775	1.6%
Total	30	4,431	$ 1,169,202	7.8%

Occupancy

	12/31/11 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions	Progressions/ Reclassification	3/31/12 Properties
0% - 50%	13	-	1	-	(3)	11
50% - 70%	13	(2)	-	-	-	11
70% +	6	(1)	-	-	3	8
Total	32	(3)	1	-	-	30

	3/31/12 Properties	Months In Operation	Revenues	% of Total Revenues[1]	Investment Balance	% of Total Investment
0% - 50%	11	11	$ 41,502	3.8%	$ 539,320	3.6%
50% - 70%	11	15	24,758	2.3%	303,669	2.0%
70% +	8	31	24,186	2.2%	326,213	2.2%
Total	30	18	$ 90,446	8.4%	$ 1,169,202	7.8%

Notes:

(1) Includes annualized revenues as presented on page 19 - revenue and lease maturity.

Relationship Investment History

(dollars in millions)


$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
Existing relationships
New relationships

Gross investments	1Q10	2Q10	3Q10	4Q10	1Q11	2Q11	3Q11	4Q11	1Q12	2Q12[1]	Average
Existing relationships	$ 283	$ 188	$ 607	$ 464	$ 466	$ 391	$ 280	$ 758	$ 647	$ -	$ 408
New relationships	302	105	95	1,107	894	2,426	364	407	106	510	632
Total	$ 585	$ 293	$ 702	$ 1,571	$ 1,360	$ 2,817	$ 644	$ 1,165	$ 753	$ 510	$ 1,040
% Existing relationships	48%	64%	86%	30%	34%	14%	43%	65%	86%	0%	39%

Notes:

(1) Represents Chartwell investment as disclosed in a company press release on May 1, 2012.

Gross Investment Activity

(dollars in thousands, except per bed / unit / square foot)

	First Quarter 2012							
	Properties	Beds / Units / Square Feet			Amount		Investment Per Bed / Unit / Square Foot	Yield
Real Property Acquisitions								
Seniors housing triple-net	3	562	units	$	95,500	$	169,929	7.3%
Seniors housing operating	6	756	units		210,000		277,778	6.8%
Hospital	1	44	beds		16,575		376,705	8.3%
Medical office	12	1,000,237	sf		332,212		332	6.3%
Land parcels	-				103			
Total acquisitions	**22**			$	**654,390**			**6.6%**
Construction in Progress								
Development projects:								
Seniors housing triple-net	9	834	units	$	24,851			
Skilled nursing/post-acute	6	622	beds		11,700			
Medical office	6	809,200	sf		40,557			
Total development projects	**21**			$	**77,108**			
Expansion projects:								
Seniors housing triple-net	8	77	units		1,915			
Total construction in progress	**29**				**79,023**			
Capital improvements to existing properties					9,289			9.0%
Loan advances					10,661			7.4%
Gross Investments				$	**753,363**			

Investment Timing

(dollars in thousands)

	Acquisitions/ Joint Ventures	Yield	Loan Advances	Yield	Construction Conversions	Yield	Dispositions[1]	Yield
Jan	$ 490,962	6.4%	$ 3,720	7.9%	$ -	0.0%	$ 22,538	7.8%
Feb	16,865	7.5%	3,470	7.1%	23,859	9.0%	-	0.0%
Mar	146,563	7.4%	3,472	7.0%	93,916	8.2%	9,277	6.5%
Total	**$ 654,390**	**6.6%**	**$ 10,661**	**7.4%**	**$ 117,775**	**8.4%**	**$ 31,815**	**7.4%**

(1) All 1Q12 dispositions were medical office buildings.

Discontinued Operations

	First Quarter	
	2012	2011
Revenues		
Rental income	$ 5,991	$ 12,125
Expenses		
Interest expense	1,010	2,428
Property operating expenses	426	1,751
Depreciation and amortization	1,467	4,025
Income/(loss) from discontinued operations, net	**$ 3,088**	**$ 3,921**

Net Operating Income Reconciliation[1]

(dollars in thousands)	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
Total revenues:		
Seniors housing triple-net:		
Seniors housing	$ 86,225	$ 68,654
Skilled nursing/post-acute	92,413	37,087
Sub-total rental income	178,638	105,741
Interest income	5,877	9,378
Other income	847	507
Total seniors housing triple-net income	185,362	115,626
Seniors housing operating: Resident fees and services	158,174	71,286
Medical facilities:		
Rental income[3]		
Medical office[2]	75,022	54,769
Hospital	20,803	12,667
Life science[2]	11,023	11,270
Sub-total rental income	106,848	78,706
Interest income	2,264	2,331
Other income	604	1,786
Total medical facilities income	109,716	82,823
Non-segment/corporate other income	235	531
Total revenues	453,487	270,266
Property operating expenses:		
Seniors housing operating	107,243	49,272
Medical facilities[2,3]	26,355	19,910
Total property operating expenses	133,598	69,182
Net operating income:		
Seniors housing triple-net	185,362	115,626
Seniors housing operating	50,931	22,014
Medical facilities	83,361	62,913
Non-segment/corporate	235	531
Net operating income	$ 319,889	$ 201,084

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 24.

(2) Includes HCN's share of revenues and expenses from unconsolidated joint ventures. See pages 8 and 10 for more information.

(3) The three months ended March 31, 2012 includes the following amounts (in thousands):

Rental income from discontinued operations:	
Seniors housing triple-net	$ 992
Skilled nursing/post-acute	4,751
Medical office	248
Total	$ 5,991
Non-cash rental income from continuing operations:	
Seniors housing triple-net	$ 2,286
Skilled nursing/post-acute	6,103
Hospital	277
Medical office	2,837
Life science[2]	963
Total	$ 12,466
Property operating expenses from discontinued operations:	
Medical office	$ 211
Hospitals	215
Total	$ 426

Adjusted EBITDA Reconciliation[(1)]

(dollars in thousands)

	Twelve Months Ended March 31, 2012		Three Months Ended March 31, 2012	
Net income	$	238,363	$	57,459
Interest expense[(2)]		356,390		93,722
Income tax expense		2,729		1,470
Depreciation and amortization[(2)]		476,259		127,422
Stock-based compensation		16,552		11,323
Provision for loan losses		1,762		-
Loss (gain) on extinguishment of debt		(979)		-
Adjusted EBITDA	$	1,091,076	$	291,396
Interest Coverage Ratio[(3)]				
Interest expense[(2)]	$	356,390	$	93,722
Capitalized interest		10,919		2,421
Non-cash interest expense		(13,882)		(3,693)
Total interest	$	353,427	$	92,450
Adjusted EBITDA	$	1,091,076	$	291,396
Adjusted interest coverage ratio		3.09x		3.15x
Fixed Charge Coverage Ratio[(4)]				
Total interest[(2)]	$	353,427	$	92,450
Secured debt principal amortization		30,427		8,529
Preferred dividends		71,029		19,207
Total fixed charges	$	454,883	$	120,186
Adjusted EBITDA	$	1,091,076	$	291,396
Adjusted fixed charge coverage ratio		2.40x		2.42x
Net Debt to EBITDA Ratio				
Total debt			$	6,877,979
Less: cash and cash equivalents				(469,217)
Net debt			$	6,408,762
Adjusted EBITDA Annualized				1,165,584
Net debt to adjusted EBITDA ratio				5.50x

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 24.

(2) Interest expense and depreciation and amortization include discontinued operations.

(3) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times for the twelve months ended.

(4) A comparable covenant in our primary unsecured line of credit arrangement is a minimum of 1.50 times for the twelve months ended.

Revenue and Lease Maturity

(dollars in thousands except per share data)

Year	Rental Income[1]							
	Seniors Housing Triple-net	Skilled Nursing / Post-Acute	Hospitals	Medical Office	Total Rental Income	Interest Income[2]	Total Revenues	% of Total
2012	$ 11,158	$ 25,821	$ -	$ 10,107	$ 47,086	$ 990	$ 48,076	4.4%
2013	53,037	-	-	13,385	66,422	6,431	72,853	6.7%
2014	21,034	6,400	-	13,373	40,807	5,044	45,851	4.2%
2015	-	2,026	-	12,565	14,591	983	15,574	1.4%
2016	-	-	-	21,529	21,529	688	22,217	2.1%
2017	13,038	3,885	2,350	20,867	40,140	3,132	43,272	4.0%
2018	36,823	-	-	11,653	48,476	1,674	50,150	4.6%
2019	9,463	-	-	13,657	23,120	2,688	25,808	2.4%
2020	12,918	28,107	6,036	12,942	60,003	1,475	61,478	5.7%
2021	12,394	48,670	-	18,056	79,120	1,133	80,253	7.4%
Thereafter	183,394	249,747	74,272	102,367	609,780	5,124	614,904	57.1%
	$ 353,259	**$ 364,656**	**$ 82,657**	**$ 250,501**	**$ 1,051,074**	**$ 29,362**	**$ 1,080,436**	**100.0%**

Notes:

(1) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles.

(2) Reflects contract rate of interest for loans, net of collectability reserves if applicable.

Debt Maturities and Principal Payments

(dollars in thousands)

Year	Lines of Credit[1]	Senior Notes[2,3]	Secured Debt[2,4]	Consolidated Debt[5]	% of Total	Joint Ventures[6]	Combined Debt	% of Total
2012	$ 5,000	$ 202,416	$ 224,279	$ 431,695	6.3%	$ 38,512	$ 470,207	6.7%
2013	-	300,000	170,693	470,693	6.9%	28,967	499,660	7.1%
2014	-	-	198,996	198,996	2.9%	25,058	224,054	3.2%
2015	-	250,000	182,288	432,288	6.4%	9,207	441,495	6.3%
2016	-	700,000	274,219	974,219	14.3%	45,370	1,019,589	14.6%
2017	-	450,000	291,841	741,841	10.9%	31,654	773,495	11.1%
2018	-	-	292,029	292,029	4.3%	1,169	293,198	4.2%
Thereafter	-	2,562,489	701,737	3,264,226	48.0%	8,987	3,273,213	46.8%
Totals	**$ 5,000**	**$ 4,464,905**	**$ 2,336,082**	**$ 6,805,987**	**100.0%**	**$ 188,924**	**$ 6,994,911**	**100.0%**
Weighted Avg Interest Rate[7]	**1.3%**	**5.1%**	**5.0%**	**5.1%**		**5.6%**	**5.1%**	
Weighted Avg Maturity Years[3]	**-**	**9.6**	**8.5**	**9.2**		**3.8**	**9.1**	

Fixed and Floating Rate Debt

(dollars in thousands)

	Consolidated Debt	% of Consolidated	Combined Debt	% of Combined
Fixed Rate Debt				
Senior notes	$ 4,464,905	65.6%	$ 4,464,905	63.8%
Secured debt[4]	2,073,839	30.5%	2,234,384	31.9%
Total fixed	**$ 6,538,744**	**96.1%**	**$ 6,699,289**	**95.8%**
Floating Rate Debt				
Lines of credit	$ 5,000	0.1%	$ 5,000	0.1%
Secured debt[4]	262,243	3.9%	290,622	4.2%
Total floating	**$ 267,243**	**3.9%**	**$ 295,622**	**4.2%**
Total debt	**$ 6,805,987**	**100.0%**	**$ 6,994,911**	**100.0%**

Notes:

(1) The $2.0 billion primary line of credit currently matures on July 27, 2015 with remaining availability of $2.0 billion as of March 31, 2012.

(2) Amounts above represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(3) $126 million of convertible senior notes were redeemed in April 2012. $168 million of convertible senior notes are puttable on July 15, 2012 and $494 million of convertible senior notes are puttable on December 1, 2014. Weighted average maturities would be 7.4 years and 7.8 years for senior notes and consolidated debt, respectively, using the puttable dates.

(4) $138 million of floating rate secured debt is characterized as fixed rate debt due to interest rate swap agreements at March 31, 2012. If one treated this as floating rate debt, consolidated debt would be 94.1% fixed and 5.9% floating. $185 million of secured debt was extinguished in April 2012.

(5) Excludes capital lease obligations of $80.3 million, of which $71.6 million mature in November 2013 and $8.7 million mature in April 2015.

(6) Represents HCN's share of secured debt at unconsolidated joint ventures.

(7) Line of credit interest rate represents 1-month LIBOR + 110 bps at March 31, 2012. Senior notes and secured debt average interest rate represents the face value note rate.

Current Capitalization

(amounts in thousands except per share data)

		Consolidated	% of Total
Book Capitalization			
Lines of credit	$	5,000	0.1%
Long-term debt obligations		6,872,979	44.5%
Debt to consolidated book capitalization[1]		**6,877,979**	**44.6%**
Total equity		8,554,018	55.4%
Consolidated book capitalization	**$**	**15,431,997**	**100.0%**
HCN share of unconsolidated joint venture debt		188,924	
Total book capitalization	**$**	**15,620,921**	
Undepreciated Book Capitalization			
Lines of credit	$	5,000	0.1%
Long-term debt obligations		6,872,979	41.1%
Debt to consolidated undepreciated book capitalization		**6,877,979**	**41.2%**
Accumulated depreciation and amortization		1,272,922	7.6%
Total equity		8,554,018	51.2%
Consolidated undepreciated book capitalization	**$**	**16,704,919**	**100.0%**
HCN share of unconsolidated joint venture debt		188,924	
Total undepreciated book capitalization	**$**	**16,893,843**	
Enterprise Value			
Lines of credit	$	5,000	0.0%
Long-term debt obligations		6,872,979	34.2%
Debt to consolidated enterprise value		**6,877,979**	**34.2%**
Common shares outstanding		213,682	
Period end share price		$54.96	
Common equity market capitalization		**11,743,963**	**58.4%**
Noncontrolling interests		192,168	1.0%
Preferred stock		1,297,917	6.4%
Consolidated enterprise value	**$**	**20,112,027**	**100.0%**
HCN share of unconsolidated joint venture debt		188,924	
Total enterprise value	**$**	**20,300,951**	
Secured Debt as % of Total Assets[2]			
Secured debt	**$**	**2,353,856**	**14.8%**
Total assets	$	15,859,734	
Total Debt as % of Total Assets[3]			
Total debt	**$**	**6,877,979**	**43.4%**
Total assets	$	15,859,734	
Unsecured Debt as % of Unencumbered Assets[4]			
Unsecured debt	**$**	**4,441,103**	**37.3%**
Unencumbered assets	$	11,914,829	

Notes:

(1) A comparable covenant in our primary unsecured line of credit arrangement is a maximum of 60%.

(2) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our primary unsecured line of credit arrangement is a maximum of 30%.

(3) A comparable covenant in our senior unsecured notes is a maximum of 60%.

(4) A comparable covenant in our primary unsecured line of credit arrangement is a maximum of 60%. A comparable covenant in our senior unsecured notes is a maximum of 66.7%.

Age: Current year, less the year built, adjusted for major renovations.

Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.

CCRC: Continuing care retirement communities include a combination of detached homes, an independent living facility, an assisted living facility and/or a skilled nursing facility on one campus. Resident payment plans vary, but can include entrance fees, condominium fees and rental fees. Many of these communities also charge monthly maintenance fees in exchange for a living unit, meals and some health services.

Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced.

Construction Conversion: Represents completed construction projects that were placed into service and began earning rent.

EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.

EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.

EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

Entrance Fee: A property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable.

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

Hospitals: Hospitals generally include acute care hospitals, inpatient rehabilitation hospitals and long-term acute care hospitals. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities.

Investment Amount:
Acquisitions – Represents purchase price excluding accounting adjustments pursuant to U.S. GAAP.
New loans – Represents face amount of new loan.
Construction conversion – Represents book balance converted from CIP to real property upon completion.
Capital improvements to existing properties – Represents cash funded to tenants under an existing lease.
Loan advances – Represents cash funded to operators under an existing loan agreement.

Investment Balance: Represents net book value of real estate investments or the company's interest in unconsolidated joint ventures as reflected on the company's balance sheet.

Life Science: Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies.

Medical Office: Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services.

Occupancy: Medical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.

Renewal Rate: The ratio of total square feet expiring and available for lease to total renewed square feet.

Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant.

Seniors Housing Operating: Includes independent and assisted living properties held in consolidated joint ventures, structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.

Seniors Housing Triple-net: Includes independent and assisted living properties subject to triple-net operating leases and real estate loans receivable.

Skilled Nursing/Post-Acute: Skilled nursing facilities are licensed daily rate or rental properties where the majority of individuals require 24-hour nursing and/or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. All facilities offer some level of rehabilitation services. Some facilities offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation, which focus on higher acuity patients.

Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

Stable: Generally, a property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Entrance fee communities are considered stable after achieving aggregate property occupancy of 80% or more.

Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Yield: Represents annualized contractual or projected income to be received in cash divided by investment amount for acquisitions/joint ventures, loan advances, capital improvements and construction conversions. Represents annualized contractual income that was being received in cash at date of disposition divided by disposition cash proceeds for dispositions.

The company believes that net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers EBITDA, net operating income (NOI) and same store cash NOI (SSCNOI) to be useful supplemental measures of its operating performance.

NOI is used to evaluate the operating performance of the company's properties. The company defines NOI as total revenues, including tenant reimbursements and discontinued operations, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our seniors housing operating and medical facility properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. SSCNOI is used to evaluate the cash-based operating performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. For purposes of SSCNOI, same store is defined as those revenue-generating properties in the portfolio for the reporting period January 1, 2011 to March 31, 2012. As such, properties acquired, developed or classified in discontinued operations during that period are excluded from the same store amounts. The company believes NOI and SSCNOI provide investors relevant and useful information because they measure the operating performance of the company's properties at the property level on an unleveraged basis. The company uses NOI and SSCNOI to make decisions about resource allocations and to assess the property level performance of our properties.

EBITDA stands for earnings before interest, taxes, depreciation and amortization. We believe that EBITDA, along with net income and cash flow provided from operating activities, is an important supplemental measure because it provides additional information to assess and evaluate the performance of our operations. We primarily utilize EBITDA to measure our interest coverage ratio, which represents EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends.

A covenant in our primary line of credit arrangement contains a financial ratio based on a definition of EBITDA that is specific to that agreement. Failure to satisfy this covenant could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of this debt agreement and the financial covenant, we have disclosed Adjusted EBITDA, which represents EBITDA as defined above and adjusted for stock-based compensation expense, provision for loan losses and gain/loss on extinguishment of debt. We use Adjusted EBITDA to measure our adjusted fixed charge coverage ratio, which represents Adjusted EBITDA divided by fixed charges on a trailing twelve months basis. Fixed charges include total interest (excluding capitalized interest and non-cash interest expenses), secured debt principal amortization and preferred dividends. Effective July 27, 2011, our covenant requires an adjusted fixed charge ratio of at least 1.50 times.

Other than Adjusted EBITDA, the company's supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company's management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. Adjusted EBITDA is used solely to determine our compliance with a financial covenant of our line of credit arrangement and is not being presented for use by investors for any other purpose. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

		Three Months Ended March 31,		
NOI Reconciliation:		2012		2011
Net operating income[1]	$	319,889	$	201,084
Reconciling items:				
Interest expense[2]		(93,722)		(59,330)
Depreciation and amortization[2]		(127,422)		(74,768)
General & administrative expenses		(27,751)		(17,714)
Transaction costs		(5,579)		(36,065)
Realized loss on derivatives		(555)		-
Provision for loan losses		-		(248)
Income tax benefit (expense)		(1,470)		(129)
Non-operating expenses from unconsolidated entities		(6,701)		(6,974)
Gain (loss) on sales of properties		769		26,156
Impairment of assets		-		(202)
Preferred dividends		(19,207)		(8,680)
Loss (income) attributable to noncontrolling interests		1,056		242
		(280,582)		(177,712)
Net income (loss) attributable to common stockholders	$	39,307	$	23,372
Same Store Cash NOI Reconciliation:				
Net operating income[1]		319,889		201,084
Adjustments:				
Non-cash NOI on same store properties		(7,194)		(6,918)
NOI attributable to non same store properties		(117,844)		(28,851)
Same store cash NOI pre-HCN ownership[3]		-		21,686
Same store cash NOI[4]	$	194,851	$	187,001
Year-over-year same store cash NOI growth		4.2%		

Notes:

(1) See page 17.

(2) Includes amounts related to discontinued operations.

(3) Represents the performance of certain seniors housing operating properties that were not owned or operated by HCN in 1Q11.

(4) See page 5.

Forward-Looking Statements and Risk Factors

This document may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company's portfolio; the sale of facilities; the performance of its operators/tenants and facilities; its ability to enter into agreements with viable new tenants for vacant space or for facilities that the company takes back from financially troubled tenants, if any; its occupancy rates; its ability to acquire, develop and/or manage facilities; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its ability to successfully manage the risks associated with international expansion and operations; its tax status as a real estate investment trust; its critical accounting policies; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; and its ability to meet its earnings guidance. When the company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company's expected results may not be achieved and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators'/tenants' difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, seniors housing and life science industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company's ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company's facilities; the company's ability to re-lease space at similar rates as vacancies occur; the company's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; regulatory approval and market acceptance of the products and technologies of life science tenants; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company's facilities; changes in rules or practices governing the company's financial reporting; the movement of U.S. and Canadian exchange rates; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Additional Information

The information in this supplemental information package should be read in conjunction with the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated May 8, 2012 and other information filed with, or furnished to, the Securities and Exchange Commission ("SEC"). The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at http://www.hcreit.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov.

HEALTHCARE REIT™

4500 Dorr Street
Toledo, Ohio 43615-4040
www.hcreit.com